Exhibit 99.1

October 13, 2025

Rocky Mountain Chocolate Factory Reports Second Quarter Fiscal 2026 Financial Results

Management to Host Conference Call Tomorrow at 9:00 a.m. Eastern Time

DURANGO, Colo., Oct. 13, 2025 (GLOBE NEWSWIRE) -- Rocky Mountain Chocolate Factory, Inc. (Nasdaq: RMCF) (the “Company”, “we”, “RMCF”, or “Rocky Mountain Chocolate”), America’s ChocolatierTM and a leading franchiser of a premium chocolate and confectionary retail store concept, is reporting financial and operating results for its second quarter of fiscal 2026, which ended August 31, 2025.

“We’ve taken meaningful steps to transform and modernize our business and are beginning to see early signs of progress,” said Jeff Geygan, Interim CEO of the Company. “During the quarter, we focused on strengthening our operations and laying the groundwork for scalable growth. Our ERP and POS systems are providing us with clearer insight into store performance and customer trends, enabling faster, data-driven decisions. With new leadership in operations and franchising, we are seeing sharper execution, stronger discipline and greater accountability across the organization.”

“We’re also very encouraged by the launch of our rebrand and new store developments,” continued Geygan. “The reimagined store design and updated packaging are elevating the Rocky Mountain Chocolate experience for customers and franchisees alike. We recently announced two new franchise locations at Palladio Mall in Folsom, California, and Jersey Shore Premium Outlets® in New Jersey, further extending our refreshed store concept in key markets. We also added a company-owned location in Camarillo, California, and expect to open our Chicago flagship location around the holidays. Interest from experienced multi-unit operators continues to build, and our development pipeline is the strongest we have seen in a long time. Alongside these initiatives, we are preparing to introduce a new loyalty program and expand our digital capabilities to help franchisees strengthen connections with their customers.”

Geygan added, “We’re entering the next phase of our transformation with stronger leadership, better visibility across the business, and greater operational discipline. Our initiatives are gaining traction throughout the organization, and we’re focused on translating that progress into long-term, sustainable growth. As we move forward, we will continue to build on this foundation through consistent execution and a clear focus on creating sustainable value for all our stakeholders.”

Fiscal Second Quarter 2026 Financial Results vs. Year-Ago Quarter

●

Total revenue increased to $6.8 million for the second quarter of fiscal 2026, compared to $6.4 million in the year-ago quarter, reflecting the benefit of pricing actions and a more profitable sales mix following the Company’s exit from lower-margin specialty markets.

●

Total product and retail gross profit was a loss of $33,000 in the second quarter of fiscal 2026, compared to a profit of $600,000 in the year-ago quarter. The benefit of pricing actions and exiting lower-margin specialty markets was offset by higher input costs, and operational inefficiencies.

●	Total costs and expenses were $7.3 million in the second quarter of fiscal 2026, which was essentially flat compared to the year-ago quarter.

●	Net loss was $0.7 million or $(0.09) per share for the second quarter of fiscal 2026, compared to a net loss of $0.7 million or $(0.11) per share in the year-ago quarter.

Conference Call Information

The Company will conduct a conference call to discuss its financial results. A question-and-answer session will follow management’s opening remarks. The conference call details are as follows:

Date: Tuesday, October 14, 2025
Time: 9:00 a.m. Eastern time
Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting to the conference call, please contact the Company’s investor relations team at RMCF@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at https://ir.rmcf.com/.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. is a leading franchiser of a premium chocolate and confectionary retail store concept. As America’s ChocolatierTM, the Company has been producing an extensive line of premium chocolates and other confectionery products, including gourmet caramel apples since 1981. Headquartered in Durango, Colorado, Rocky Mountain Chocolate Factory is ranked among Entrepreneur’s Franchise 500® for 2025 and Franchise Times’ Franchise 400® for 2024. The Company and its franchisees and licensees operate over 250 Rocky Mountain Chocolate stores across the United States, with several international locations. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans, and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," “may,” “would,” “could,” “continue,” “likely,” “might,” “seek,” “outlook,” “explore,” or the negative of these terms or other similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements regarding future financial and operating results, our business strategy and plan, our strategic priorities, our store pipeline, and our transformation, are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, the outcome of legal proceedings, changes in the confectionery business environment, seasonality, consumer interest in our products, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts, financial covenants in our credit agreements, and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our periodic reports, each filed with the Securities and Exchange Commission.

Investor Contact

Sean Mansouri, CFA
Elevate IR

720-330-2829

RMCF@elevate-ir.com

Rocky Mountain Chocolate Factory, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	August 31, 2025 (unaudited)	February 28,2025
Assets
Current Assets
Cash and cash equivalents	$2,017	$720
Accounts receivable, less allowance for credit losses of $157 and $307, respectively	3,194	3,405
Notes receivable, current portion, less current portion of the allowance for credit losses of $28	73	11
Refundable income taxes	64	64
Inventories	4,136	4,630
Other	699	393
Total current assets	10,183	9,223
Property and Equipment, Net	9,097	9,409
Other Assets
Notes receivable	69	69
Goodwill	576	576
Intangible assets, net	197	210
Lease right of use asset	1,659	1,241
Other	473	447
Total other assets	2,974	2,543
Total Assets	$22,254	$21,175
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$4,744	$4,816
Accrued salaries and wages	372	697
Gift card liabilities	651	649
Other accrued expenses	223	80
Contract liabilities	135	139
Lease liability	526	488
Total current liabilities	6,651	6,869
Notes payable	7,766	5,957
Lease Liability, Less Current Portion	1,151	770
Contract Liabilities, Less Current Portion	560	604
Total Liabilities	16,128	14,200
Commitments and Contingencies	-	-
Stockholders' Equity
Preferred stock, $.001 par value per share; 250,000 authorized; 0 shares issued and outstanding
Common stock, $.001 par value, 46,000,000 shares authorized, 7,791,276 shares and 7,722,124 shares issued and outstanding, respectively	8	8
Additional paid-in capital	12,492	12,355
Accumulated deficit	(6,374)	(5,388
Total stockholders' equity	6,126	6,975
Total Liabilities and Stockholders' Equity	$22,254	$21,175

Rocky Mountain Chocolate Factory, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2025	2024	2025	2024
Revenues
Sales	$5,183	$4,918	$9,900	$10,197
Franchise and royalty fees	1,640	1,462	3,296	2,590
Total Revenue	6,823	6,380	13,196	12,787

Costs and Expenses
Cost of sales	5,216	4,350	9,608	9,936
Franchise costs	552	952	1,147	1,493
Sales and marketing	223	138	429	568
General and administrative	976	1,622	1,977	2,861
Retail operating	227	194	433	393
Depreciation and amortization, exclusive of depreciation and amortization expense of $238, $190, $465 and $386, respectively, included in cost of sales	108	38	226	80
Total costs and expenses	7,302	7,294	13,820	15,331

Loss from Operations	(479)	(914)	(624)	(2,544)

Other Income (Expense)
Interest expense	(190)	(63)	(378)	(98)
Interest income	7	7	16	14
Gain on disposal of assets	-	248	-	248
Other (expense) income, net	(183)	192	(362)	164

Loss Before Income Taxes	(662)	(722)	(986)	(2,380)

Income Tax Provision (Benefit)	-	-	-	-

Net Loss	$(662)	$(722)	$(986)	$(2,380)

Basic Loss per Common Share	$(0.09)	$(0.11)	$(0.13)	$(0.37)

Diluted Loss per Common Share	$(0.09)	$(0.11)	$(0.13)	$(0.37)

Weighted Average Common Shares Outstanding - Basic	7,786,384	6,686,537	7,764,351	6,507,323
Dilutive Effect of Employee Stock Awards	-	-	-	-
Weighted Average Common Shares Outstanding - Diluted	7,786,384	6,686,537	7,764,351	6,507,323

Source: Rocky Mountain Chocolate Factory, Inc.